Execution Version SECOND SUPPLEMENTAL INDENTURE This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 14, 2022, among the entities whose names and jurisdictions of organization are listed in Annex A hereto (collectively the “New Guarantors”), each of which is a Subsidiary of Altera Infrastructure Holdings L.L.C., a limited liability company formed under the laws of the Republic of the Marshall Islands (the “Company”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”). WITNESSETH WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of August 27, 2021, providing for the issuance of the Company’s 11.50% Senior Secured PIK Notes due 2026 (the “Notes”); WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Indenture and the Notes on the terms and conditions set forth herein and therein (the “Note Guarantees”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company and the Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all existing Guarantors (if any), on the terms and subject to the conditions set forth in Article X of the Indenture and agree to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture. 3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Company, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. KE 81920186

4. NOTICES. All notices or other communications to the New Guarantors shall be given to the Company as provided in Section 12.01 of the Indenture. 5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. 6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. 8. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof. 9. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. 10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the Note Guarantee of the New Guarantors. The recitals and statements herein are deemed to be those of the Company and the New Guarantors, and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[Signature Page to Second Supplemental Indenture] ALTERA INFRASTRUCTURE HOLDINGS L.L.C. By:____________________________________ Name: Mark Mitchell Title: President U.S. BANK NATIONAL ASSOCIATION as Trustee By:_________________________________ Name: Title: Authorized Signatory IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: Janua 14ry ___, 2022

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[Signature Page to Second Supplemental Indenture] ALTERA AL RAYYAN L.L.C., as New Guarantor By: Name: Title: Director

[Signature Page to Second Supplemental Indenture] ALTERA INFRASTRUCTURE FSO HOLDINGS LIMITED, as New Guarantor By: Name: Giles Mark Mitchell Title: Director

[Signature Page to Second Supplemental Indenture] ALTERA INFRASTRUCTURE PRODUCTION HOLDINGS LIMITED, as New Guarantor By: Name: Giles Mark Mitchell Title: Director

[Signature Page to Second Supplemental Indenture] ) ) ) ) ) ) ) ) ) ) ) EXECUTED by TIRO SIDON UK LLP, as New Guarantor, and signed on its behalf by ALTERA INFRASTRUCTURE PRODUCTION HOLDINGS LIMITED and ALTERA INFRASTRUCTURE COÖPERATIEF U.A., and signed on their behalf by a director or two directors _______________________________ Name: Giles Mark Mitchell Title: Director of Altera Infrastructure Production Holdings Limited For and on behalf of Altera Infrastructure Coöperatief U.A.: Signature: Signature: Name: Arjen de Geus Name: Paul Jurriaan Mulder Title: Director Title: Director

[Signature Page to Second Supplemental Indenture] ) ) ) ) ) ) ) ) ) ) ) EXECUTED by TIRO SIDON UK LLP, as New Guarantor, and signed on its behalf by ALTERA INFRASTRUCTURE PRODUCTION HOLDINGS LIMITED and ALTERA INFRASTRUCTURE COÖPERATIEF U.A., and signed on their behalf by a director or two directors _______________________________ Name: Giles Mark Mitchell Title: Director of Altera Infrastructure Production Holdings Limited For and on behalf of Altera Infrastructure Coöperatief U.A.: Signature: Signature: Name: Arjen de Geus Name: Paul Jurriaan Mulder Title: Director Title: Director Paul Mulder (Jan 4, 2022 08:43 GMT+1)

[Signature Page to Second Supplemental Indenture] For and on behalf of Altera Infrastructure Coöperatief U.A., as New Guarantor: Signature: Name: Title: Authorised signatory

[Signature Page to Second Supplemental Indenture] Signature: Name: Title: Authorised signatory For and on behalf of ALP Maritime Group B.V., as New Guarantor:

[Signature Page to Second Supplemental Indenture] For and on behalf of ALP Maritime Holding B.V., as New Guarantor: Signature: Name: Title: Authorised signatory

[Signature Page to Second Supplemental Indenture] Signature: Name: Title: Authorised signatory For and on behalf of ALP Maritime Services B.V., as New Guarantor:

[Signature Page to Second Supplemental Indenture] For and on behalf of ALP Ocean Towage Holding B.V., as New Guarantor: Signature: Name: Title: Authorised signatory

[Signature Page to Second Supplemental Indenture] ALTERA INFRASTRUCTURE NORWAY AS, as New Guarantor By: Name: Title: Attorney-in-fact

[Signature Page to Second Supplemental Indenture] Name: Title: Attorney-in-fact ALTERA INFRASTRUCTURE PRODUCTION AS, as New Guarantor By:

[Signature Page to Second Supplemental Indenture] By: Name: Title: Attorney-in-fact NAVION OFFSHORE LOADING AS, as New Guarantor

[Signature Page to Second Supplemental Indenture] By: Name: Title: Attorney-in-fact LOGITEL OFFSHORE NORWAY AS, as New Guarantor

Annex A New Guarantors Entity Jurisdiction of Organization Altera Infrastructure FSO Holdings Limited UK – Scotland Altera Al Rayyan LLC Marshall Islands Altera Infrastructure Production Holdings Limited UK – Scotland Tiro Sidon UK LLP UK – England ALP Maritime Group B.V. Netherlands ALP Ocean Towage Holdings B.V. Netherlands ALP Maritime Services B.V. Netherlands ALP Maritime Holding B.V. Netherlands Navion Offshore Loading AS Norway Altera Infrastructure Norway AS Norway Logitel Offshore Norway AS Norway Altera Infrastructure Cooperatief U.A. Netherlands Altera Infrastructure Production AS Norway Altera Voyageur Production Limited UK – Scotland Golar-Nor (UK) Limited UK – England Altera Infrastructure Production Crew AS Norway Altera Infrastructure Siri AS Norway Altera Knarr AS Norway Petrojarl I Production AS Norway Piranema Production AS Norway